Exhibit 10.33
     5 / 8       , 2008

American Consumers, Inc.
55 Hannah Way
Rossville, GA  30741

Gentlemen:

This letter agreement amends and clarifies certain terms in that certain Business Loan Agreement and related Promissory Note, each dated as of April 25, 2008 concerning a revolving line of credit in the maximum amount of $800,000.00 being provided by Gateway Bank & Trust (the “Lender”) to American Consumers, Inc. doing business as Shop Rite (the “Borrower”).

Each of the above-referenced documents is hereby modified as follows:

1.	The paragraph entitled “Other Agreements” on page 2 of the Business Loan Agreement is hereby modified to read as follows:

Other Agreements.   Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreement; provided, however, that this paragraph shall only apply to any such noncompliance or default that would materially, adversely affect Borrower’s financial condition or properties.

2.	The paragraph entitled “Adverse Change” on page 3 of the Business Loan Agreement is hereby modified to read as follows:

Adverse Change.   A material adverse change occurs in Borrower’s financial condition.

Additionally, the first sentence of the paragraph entitled “Variable Interest Rate” on the face of the Promissory Note is hereby modified to read as follows:

The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate (the “Index”).

By execution of this Letter Agreement below, each of the parties hereby agrees to and accepts the modifications to the terms of the above-referenced Business Loan Agreement and the related Promissory Note set forth herein, as of this 8th day of May, 2008.

Gateway Bank & Trust		American Consumers, Inc.

By:	/s/ Shawn Rogers	By:	/s/ Paul R. Cook

Name:	Shawn Rogers	Name:	Paul R. Cook

Title:	Sr. Vice President	Title:	Cheif Financial Officer